Exhibit 10.29

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EXECUTIVE SEVERANCE AGREEMENT

WHEREAS, Alcoa Corporation (the “Company”) currently employs William F. Oplinger (“Executive”) as Executive Vice President and Chief Financial Officer;

WHEREAS, the Company and Executive executed an Amended and Restated Executive Severance Agreement dated and effective as of July 30, 2019 (the “Agreement”);

WHEREAS, the Company has offered Executive an appointment to the position of Chief Operations Officer, which Executive accepted;

WHEREAS, contemporaneous with the commencement of Executive’s duties as the Company’s Chief Operations Officer effective February 1, 2023 (the “Effective Date”), Executive will cease acting as Chief Financial Officer; and

WHEREAS, the Company and Executive desire to have their respective rights and obligations under the Agreement remain in full force and effect while Executive serves as the Company’s Chief Operations Officer;

NOW, by this Amendment No. 1 to the Agreement, the Company and Executive, intending to be legally bound, and for good and valuable consideration, agree as follows:

The section in the Agreement titled “Termination of Officer Status and Agreement” is amended to read as follows:

You hereby acknowledge and agree that, in the event you cease to be the Chief Executive Officer, Chief Financial Officer or Chief Operations Officer of the Company, as the case may be, as designated by the Board or a committee thereof, and remain employed with the Company in another continuing role thereafter, this Agreement shall immediately terminate and become null and void upon such Board determination date, and you shall not have any right to payments or benefits provided hereunder.

All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company, by its duly authorized representative, and the Executive have executed this Amendment No. 1 to the Agreement on the dates stated below, effective as of the Effective Date.

ALCOA CORPORATION

By:	/s/ Tammi A. Jones
Name:	Tammi A. Jones
Title:	Executive Vice President and Chief Human Resources Officer
Date:	February 10, 2023

WILLIAM F. OPLINGER

/s/ William F. Oplinger
Date:	February 10, 2023